Exhibit 10.7

DEFERMENT AGREEMENT


AGREEMENT dated December 31, 1993 between M/A-COM, Inc. (hereinafter the "Corporation") and Paul E. Tsongas (the "Director").

WHEREAS, the Director is or is about to become a member of the Board of Directors of the Corporation; and

WHEREAS, the Corporation has agreed to pay fees to the Director for his service as a director of the Corporation; and

WHEREAS, the Director desires to defer the receipt of his fees as set forth in this Agreement;

NOW, THEREFORE, the Corporation and the Director agree as follows:

1. ELECTION OF DEFERMENT. The Director may file with the Corporation at any time an election to defer (i) all of the compensation earned as a director for attending directors and committee meetings during any calendar year, and/or (ii) all or any portion of his annual Director's fee, payable with respect to such year, such election to be made in the form of Exhibit 1. Revocation of any such election may be effected by filing with the Corpo ration written notice of revocation in the form of Exhibit 3. The last election filed before January 1 of such year or, for the year in which he first becomes a director of the Corporation, before his first term as director of the Corporation begins, shall determine the percentage of the Director's fees to be deferred for that calendar year (or the balance thereof) and each subsequent calendar year until revoked not later than the close of the calendar year preceding that with respect to which such revocation is to be effective. If the Director shall have filed no election, he shall be deemed to have elected 0% as the percentage to be deferred for all years until he shall have filed an election.

2. THE DIRECTOR'S DEFERMENT ACCOUNT. The Corporation shall maintain a Deferment Account for the Director to which the following credits shall be made:

     2.1. Elected Percentage. As of December 31 of each year, the Corporation shall credit to the Director's Deferment Account the portion of his fees for that year which he elected to defer.

     2.2. Interest Equivalent. As of the end of each calendar quarter, whether before or after maturity of the Deferment Account, the Corporation shall credit to the Director's Deferment Account an amount equivalent to interest at the Subject Rate (as hereinafter defined) on the balance standing to the credit of the Account at the end of that calendar quarter.

     2.3. Subject Rate. The Subject Rate for each calendar quarter shall be the "Prime Lending Rate" of interest charged by the First National Bank of Boston, or its successors or assigns, as of the last day of the preceding calendar quarter.

3. PAYMENTS TO THE DIRECTOR OR HIS BENEFICIARY. The Corporation shall make payments to the Director or his beneficiary as follows and shall make appropriate debits to the Deferment Account to reflect those payments:

     3.1. Maturity of the Deferment Account. The Deferment Account shall mature on the first of the following events:

          (a) December 31 of the year in which occurs the Director's 65th birthday; unless the Director shall choose to defer such payments until his Retirement from the Board of Directors, in which case payment shall occur beginning December 31 of such retirement year;

          (b)  December 31 of the year in which the Director dies;

          (c) The date of the adoption of a vote of the shareholders of the Corporation for (i) the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, or (ii) the sale, conveyance or transfer of all or substantially all the Corporation's assets.

     3.2. First Payment. Within thirty (30) days after the maturity of the Deferment Account, the Corporation shall pay to the Director an amount equal to twenty-five percent (25%) of the balance then standing to the credit of his Deferment Account.

     3.3. Subsequent Payments. During the month of January in each of the first three years following the year in which the first payment was made, the Corporation shall pay to the Director amounts equal to the following percentages of the balance standing to the credit of his Deferment Account on the respective dates of payment:

          Year Following
          First Payment          Percentage

          First                  33 1/3%
          Second                 50%
          Third                  100%

     3.4. Other Payment Provisions in Case of Death. If the Director dies before all payments shall have been made to him, payments shall be made in the manner and at the times provided in Sections 3.2 and 3.3 of this Agreement to his beneficiary designated on the form attached as Exhibit 2, provided, however, that, at the sole discretion of the Corporation's Compensation Committee, such payments may be accelerated and paid in such greater amounts and at such earlier times as the Compensation Committee determines. Upon the death of such beneficiary prior to his receipt of all such payments, the entire unpaid balance thereof shall be paid in a lump sum to the estate of such beneficiary. In default of any designation of a beneficiary by the Director, all amounts remaining unpaid upon his death shall be paid in a lump sum to his estate.

4. NATURE OF CLAIM FOR PAYMENTS. The benefits provided under this Agreement shall be payable from the general assets of the Corporation, and to the extent not so paid, from the assets of a grantor trust established for the benefit of the Director pursuant to a trust agreement substantially in the form attached hereto as Exhibit 4 (the "Grantor Trust"). Upon the occurrence of a Change in Control, a Corporate Transaction or the termination of the Director's membership on the Board of Directors for Good Reason, the Corporation must as soon as possible, and in no event more than thirty (30) days after such occurrence, transfer to the Grantor Trust maintained for the Director assets sufficient (in combination with the assets, if any, then existing in the affected Grantor Trust) to provide the anticipated benefit of the Director hereunder, but at no time shall the Director nor any beneficiary have any right, title, or interest superior to that of a general unsecured creditor of the Corporation, in or to any asset or assets of any Grantor Trust or of the Corporation. The Corporation shall provide to the Compensation Committee copies of the trust agreement under which the Grantor Trust is established and maintained.

5.  ADMINISTRATION.

     5.1. Plan Administrator. The Corporation's Compensation Committee (the "Committee") will administer payments and claims for payment under this Agreement.

     5.2. Procedure. The Committee may take any decision or action in connection with this Agreement by a majority (but not less than two (2)) of its members. Decisions in connection with this agreement may be made and evidenced by a written document signed by a majority of the Committee's members, without a formal meeting of the Committee.

     5.3. Cooperation with Trustee. The Committee shall promptly provide to the Trustee of the Grantor Trust described in Section 4 (the "Trustee") and to any accountant, attorney or other professional designated by the Trustee copies of all beneficiary designations, claims for benefits and elections of form of benefits filed with the Corporation pursuant to this Agreement, and such information as to compensation and other information that the Trustee may request in connection with this Agreement.

     5.4. Duties. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall:

          (a) determine whether and when the status of the Director as a member of the Corporation's Board of Directors has been terminated and, to the extent material to a determination of a payment hereunder, the cause of such termination; and

          (b) decide all questions which may arise from time to time with respect to the rights under this Agreement of the Director and any other persons who claim to be entitled to payment hereunder.

     Subject to 5.9, the Committee shall have exclusive discretionary authority to construe and interpret this Agreement.

     5.5. Indemnification. The Corporation agrees to indemnify and save harmless each member of the Committee and any delegate of the Committee against any and all liability occasioned by or arising out of any action with respect to this agreement taken, suffered or omitted in good faith by him.

     5.6. Delegation. The Committee may authorize one or more of its members, or the Secretary of the Compensation Committee to sign on its behalf any instructions or other documents with respect to this Agreement.

     5.7. Claims Procedure. The Director and any other person claiming a benefit under this Agreement must complete and file such application forms as the Committee may reasonably require. The Committee will from time to time designate one of its members to review all applications for benefits. The reviewer shall advise the Committee in writing, with a copy to the Trustee, of his determination as to the right of any claimant to a benefit. Unless one or more members of the Committee object to his determination within ten (10) business days after the date of such written advice, the reviewer shall communicate his determination to the claimant (with a copy to the Trustee) in accordance with the next following paragraph of this Section 5.7. In the event of such an objection, the Committee shall determine the rights of the claimant.

     The reviewer shall notify the claimant in writing of the decision as to the claim within thirty (30) days of the reviewer's receipt of the claimant's application. If special circumstances require any extension of time (not to exceed thirty (30) days) for processing the claim, the claimant will be notified in writing of the extension, before the expiration of the initial thirty (30) day period. Any denial of a claim for benefits will be set forth in writing, delivered or mailed to the claimant, specific reasons for the denial and, if applicable, a description of additional material or information necessary for the claimant to perfect his claim. If the reviewer rejects an application solely because the claimant failed to furnish certain necessary material or information, the notice shall explain what additional material is needed and why, and advise the claimant that he may refile a proper application under this claims procedure.

     5.8. Appeal and Review Procedure. A claimant may appeal the denial of a claim pursuant to Section 5.7 by submitting to the Committee a written request for review of the denial, with a copy to the Trustee, within thirty
(30) days after he receives written notice of denial (or, if he has received no such written notice of denial within the time prescribed in Section 5.7, within forty-five (45) days after the submission of his application forms to the Committee). A claimant may also submit a written statement of issues and comments concerning his claim, and may request an opportunity to review this Agreement and any other pertinent documents, which the Committee shall make available to him at a convenient location during regular business hours within thirty (30) days after its receipt of the request.

     The Committee will set forth its final decision in writing citing specific reasons for the decision, and will transmit its written decision to the claimant (with a copy to the Trustee) by Certified Mail within thirty
(30) days after its receipt of the claimant's request for review.

     5.9. Claims in Special Circumstances. Notwithstanding the fore-going sections of this Section 5, upon the occurrence of a Change in Control or a Corporate Transaction, the Trustee shall succeed to the duties and authority of the Committee pursuant to Section 5.7 and 5.8, and in the event of the termination of the Director's membership on the Board of Directors for Good Reason, the Trustee shall succeed to the duties and authority of the Committee pursuant to Sections 5.7 and 5.8 as to claims for benefits. To the extent necessary to implement its succession to the duties and authority of the Committee pursuant to Sections 5.7 and 5.8, the Trustee shall also succeed to the authority of the Committee pursuant to the final sentence of
Section 5.4.

     5.10. Definitions. "Cause" means any of the following: (a) the willful and continued failure (other than by reason of incapacity due to physical or mental illness) of the Director to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board after a written demand for substantial performance is delivered to the Director by the Board, which demand specifically identifies the manner in which the Board believes the Director has not satisfactorily performed his duties; (b) the commission by the Director of a felony, or the perpetration by the Director of a dishonest act or common law fraud against the Corporation or any of its subsidiaries; or (c) any other willful act or omission which is injurious to the financial condition or business reputation of the Corporation or any of its subsidiaries; provided, however, that no act or failure to act shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the act or omission was in the best interest of the Corporation.

     "Change in Control" means any occasion upon which an individual, corporation or other entity (hereinafter, a "Person") becomes the beneficial owner of twenty percent (20%) or more of the outstanding shares of common stock of the Corporation, other than a merger in which either (a) the Corporation is the continuing corporation and none of its outstanding common stock is reclassified, or (b) the Corporation is not the continuing corporation or its outstanding common stock is reclassified, but the merger or reclassification has been approved by affirmative votes of the requisite
number of holders of securities of the   Corporation present or represented
and entitled to vote at a meeting duly held to vote on the merger in accordance with the applicable corporate law of the Commonwealth of Massachusetts and the by-laws of the Corporation.

     A person shall be deemed to be the beneficial owner of shares of common stock which are beneficially owned, directly or indirectly , by any other Person (a) with which it or its "affiliate" or "associate" (as hereinafter defined) has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of stock, or (b) which is its "affiliate" or "associate." A Person is an "affiliate" of another Person if the former directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the latter; and a Person is an "associate" of (x) any corporation or organization (other than the Corporation or any of its subsidiaries) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (y) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and
(z) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director of the Corporation or any of its subsidiaries.

     "Corporate Transaction" means a transaction (including, without limitation, a merger, consolidation, sale of substantially all of the Corporation's assets, liquidation or recapitalization of the Corporation's common stock) in which the common stock of the Corporation is changed into or exchanged for securities of another corporation, or interests in a non-corporate entity, or other property, unless effective as of the date of the transaction, the entity that carries on the business of the Corporation after the transaction assumes the obligations of the Corporation under this Agreement, or adopts an agreement substantially similar to this Agreement and providing benefits substantially similar to the benefits provided under this Agreement immediately before the transaction.

     "Good Reason" means any of the following, in the absence of Cause: (a) failure of the Corporation to nominate the Director for election to the Board of Directors, (b) removal of the Director from the position described in clause (a); or (c) substantially reducing the Director's annual fees from their levels when he entered into Amendment No. 1 to this Agreement, or any level established thereafter with the Director's agreement.

6. RIGHTS NON-ASSIGNABLE. Neither the Director nor any beneficiary shall have any right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part, which payments are expressly agreed to be non-assignable and non-transferable, whether voluntarily or involuntarily.

7. REPORTS TO PARTICIPATING DIRECTORS. Within thirty (30) days following the close of each calendar year prior to full payment to a Director or his beneficiary of the balance standing to the credit of his Deferment Account, the Corporation shall furnish to such Director or beneficiary, as the case may be, a statement of account reflecting all transactions in such Director's Deferment Account during the preceding calendar year, including the balance in such Account as of the close of the year.

8. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns, the Director and his personal representatives.

9. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the Laws of the Commonwealth of Massachusetts.

Signed and sealed on the date first written above.

/s/ Paul E. Tsongas
     Paul E. Tsongas, Director
     80 Mansur Street
     Lowell, Massachusetts,  01852


M/A-COM, Inc.

By:  /s/ Robert H. Glaudel
          Robert  H. Glaudel
          Senior Vice President
          Human Resources

Exhibit 1

ELECTION OF DEFERMENT


December 31, 1993


M/A-COM, Inc.
401 Edgewater Place, Suite 560
Wakefield, MA 01880-6210

Gentlemen:

In accordance with the provisions of the Deferment Agreement dated December 31, 1993 between M/A-COM, Inc. and the undersigned, I hereby elect to defer 100% of the annual Director's fees, 100% of the compensation payable to me for attending directors and committee meetings during calendar year 1994. I understand that this election is irrevocable as to that calendar year and as to each succeeding calendar year until revoked in writing or superseded by a new election, in either case filed not later than the last day of the calendar year preceding that with respect to which said revocation or new election is to be effective.

Very truly yours,

/s/ Paul E. Tsongas
     Paul E. Tsongas, Director

Receipt of this election is hereby acknowledged this 31st day of December, 1993.

M/A-COM, Inc.

/s/ Robert H. Glaudel
     Senior Vice President
     Human Resources

Exhibit 2

DESIGNATION OF BENEFICIARY


December 31, 1993


M/A-COM, Inc.
401 Edgewater Place, Suite 560
Wakefield, MA 01880-6210

Gentlemen:

In accordance with the provisions of the Deferment Agreement dated December 31, 1993 between M/A-COM, Inc. and the undersigned, I hereby designate Nicola Tsongas* as my beneficiary to receive payments thereunder in the event of my death before payments in full thereunder have been made. In the event said
beneficiary predeceases me, I hereby designate                           of
                               * as beneficiary in his stead.

Very truly yours,

/s/ Paul E. Tsongas
     Paul E. Tsongas, Director

* If more than one beneficiary is to be designated, add a page listing the beneficiaries and specify the percentage of each payment to be received by each beneficiary.

Exhibit 3

REVOCATION OF ELECTION


Date


M/A-COM, Inc.
402 Edgewater Place, Suite 560
Wakefield, MA 01880-6210

Gentlemen:

In accordance with the provisions of paragraph 1 of the Deferment Agreement
dated                        between M/A-COM, Inc. and the undersigned, I
hereby revoke my previous election to defer my annual Director's fee and compensation payable to me for attending directors and committee meetings, effective January 1, 19 .

Very truly yours,


Director

Receipt of this revocation is hereby acknowledged this       day of
               , 19  .

M/A-COM, Inc.


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